As filed with the Securities and Exchange Commission on December 3, 2007

Registration No. 333-144030

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SEQUA CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-1885030
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

200 Park Avenue
New York, New York	10166
(Address of Principal Executive Offices)	(Zip Code)

2007 Long-Term Stock Incentive Plan
(Full Title of the Plan)

Kenneth J. Binder
Executive Vice President and Chief Financial Officer
200 Park Avenue
New York, New York 10166
(Name and Address of Agent For Service)

(212) 986-5500
(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

John J. Dowling, III
Senior Vice President, Legal and Corporate Secretary
200 Park Avenue
New York, New York 10166
(212) 986-5500

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333-144030) filed on June 25, 2007, pertaining to shares of Class A common stock of the Registrant, no par value per share (the “Common Stock”), to be offered under the 2007 Long-Term Stock Incentive Plan.

The undersigned Registrant hereby removes and withdraws from registration all shares of the Company’s Common Stock and any additional securities registered pursuant to this Registration Statement that remain unissued.

Item 8.  Exhibits

The following document is filed as an exhibit to this Registration Statement:

Exhibit
Number	Description of Exhibit
24.1	Powers of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on this 3rd day of December, 2007.

SEQUA CORPORATION

By:	/s/ Kenneth J. Binder
Kenneth J. Binder
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-8 has been signed below by the following persons in the capacities indicated on this 3rd day of December, 2007.

Signature	Title

*	Vice Chairman and Principal Executive Officer
Martin Weinstein

/s/ Kenneth J. Binder	Principal Financial Officer
Kenneth J. Binder

*	Principal Accounting Officer
Donna M. Costello

*	Chairman of the Board and Director
Peter J. Clare

*	Director
Allan M. Holt

*	Director
Adam Palmer

*	Director
David Squier

/s/ Elliot Wagner	Director
Elliot Wagner

The undersigned, by signing his name hereto, does hereby sign and execute this Post-Effective Amendment No. 1 to Form S-8 on behalf of the above-named officers and directors of Sequa Corporation on this 3rd day of December, 2007, pursuant to powers of attorney executed by such officers and directors, which powers of attorney are filed with the Securities and Exchange Commission as an exhibit to this Post-Effective Amendment No. 1 to Form S-8.

*By:	/s/ Elliot Wagner
Elliot Wagner

INDEX TO EXHIBITS
Exhibit
Number	Description of Exhibit
24.1	Powers of Attorney